Exhibit 1.1
SanDisk Corporation
$1,000,000,000
aggregate principal amount of
1.00% Convertible Senior Notes due 2013
UNDERWRITING AGREEMENT
May 9, 2006

May 9, 2006
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Thomas Weisel Partners LLC

c/o	Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036
     Ladies and Gentlemen:
     SanDisk Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), $1,000,000,000 aggregate principal amount of its 1.00% Convertible Senior Notes due 2013 (the “Firm Securities”), to be issued pursuant to the provisions of an indenture to be dated as of May 15, 2006 (the “Indenture”) between the Company and The Bank of New York, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the several Underwriters not more than an additional $150,000,000 aggregate principal amount of its 1.00% Convertible Senior Notes due 2013 (the “Additional Securities”) if and to the extent that Morgan Stanley & Co. Incorporated shall have determined to exercise, on behalf of the several Underwriters, the right to purchase such Additional Securities (or any portion thereof) granted in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Common Stock into which the Securities are convertible are hereinafter collectively referred to as the "Underlying Securities”.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-133890) for registration under the Securities Act of 1933, as amended, (the “Securities Act”), of the Securities and the Underlying Securities (the “Shelf Securities”), and the offering thereof from time to time in accordance with Rule 415. The registration statement including all documents incorporated by reference therein and as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 8, 2006 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule

173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Basic Prospectus as supplemented by the preliminary prospectus supplement dated May 8, 2006. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee;
     (c) The Company is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows each furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus;
     (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale

Prospectus; and, since the respective dates as of which information is given in the Time of Sale Prospectus, there has not been any change in the capital stock (other than upon the issuance or exercise of shares, stock options or stock purchase rights granted in the ordinary course of business pursuant to the Company’s existing stock option and stock purchase plans) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development specifically related to the Company or its industry that would be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus;
     (e) Neither the Company nor its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
     (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; each domestic subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of incorporation or organization; each foreign subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of incorporation or organization; and, except for Flash Partners, Ltd., SanDisk Manufacturing Limited and SanDisk International Limited, none of the Company’s subsidiaries are “significant subsidiaries” within the meaning of Section 1.02(w) of Regulation S-X under the rules and regulations of the Commission;
     (g) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of such capital stock contained in the Time of Sale Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are, except for FlashVision Limited and Flash Partners, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than director qualifying shares;
     (h) This Agreement has been duly authorized, executed and delivered by the Company;
     (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;
     (j) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, will conform to “Description of the Notes” in the Time of Sale Prospectus, and in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture;
     (k) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights;
     (l) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any of the securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;
     (m) The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby or thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Securities, except the registration under the Exchange Act and the Securities Act of the Securities, the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
     (n) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or similar such documents) or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to (B), for defaults that would not have a Material Adverse Effect;
     (o) The statements set forth in the Prospectus under the caption “Description of Convertible Senior Notes”, insofar as they purport to constitute a summary of the material terms of the Securities, under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Underlying Securities, and under the caption “Underwriting,” insofar as it purports to describe the provisions of the documents referred to therein, are accurate, complete and fair;
     (p) Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that would be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities or others (other than counterclaims related to existing litigation) that would be reasonably likely to result in a Material Adverse Effect; within the past twelve months, the only law firms that have represented the Company in litigation or government proceedings which are reasonably likely to cause a Material Adverse Effect are Wilson Sonsini Goodrich & Rosati, P.C., O’Melveny & Myers LLP, Jones Day and McDermott Will & Emery;
     (q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

     (r) The interests in Flash Partners, Ltd. and held by the Company have been validly authorized and issued and are owned by the Company, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions contained in the following agreements between the Company and Toshiba Corporation: (i) the Flash Partners Master Agreement, dated as of September 10, 2004 (the “Master Agreement”), and (ii) the Master Operative Document as defined in the Master Agreement);
     (s) Except as disclosed in the Time of Sale Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, in the aggregate, have a Material Adverse Effect, except as described in or contemplated by the Time of Sale Prospectus;
     (t) The Company and its subsidiaries (other than FlashVision and Flash Partners, Ltd.) and, to the Company’s knowledge, FlashVision and Flash Partners, Ltd., (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;
     (u) The costs or liabilities of the Company and its subsidiaries (other than FlashVision and Plash Partners, Ltd. and, to the Company’s knowledge, FlashVision and Flash Partners, Ltd., if any, associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) are not reasonably likely, singly or in the aggregate, to have a Material Adverse Effect;
     (v) Except as described in the Time of Sale Prospectus, to the best knowledge of the Company, the Company and each of its subsidiaries owns or possesses or can acquire on reasonable terms all material licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, mask work rights, technology and know-how necessary to conduct its business in the manner described in the Time of Sale Prospectus and, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with (and neither the Company nor any of its subsidiaries knows of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, mask work rights, technology or know-how which are reasonably likely to individually or in the aggregate, result in a Material Adverse Effect; and, except as disclosed in the Time of Sale Prospectus, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Time of Sale Prospectus do not, to the best knowledge of the Company or any of its subsidiaries, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries which are reasonably likely to have a Material Adverse Effect;
     (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (x) No material labor dispute with the employees (as a group) of the Company or any of its subsidiaries, taken as a whole, exists, except as described in or contemplated by the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect;
     (y) The Rights Agreement, dated as of September 15, 2003 (the “Rights Agreement”), between the Company and Computershare Trust Company, Inc. has been duly authorized, executed and delivered by the Company; the rights (the “Rights”) to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock for $225.00 pursuant to the terms of the Rights Agreement have been duly authorized by the Company; and the Series A Junior Participating Preferred Stock has been duly authorized by the Company and validly reserved for issuance and, upon exercise of the Rights when issued in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;
     (z) Except as described in the Time of Sale Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;
     (aa) To the best of the Company’s knowledge after due inquiry, Ernst & Young LLP, who has certified certain financial statements of the Company, whose report is incorporated by reference in the Time of Sale Prospectus and who will deliver at each Time of Delivery the letter or letters referred to in Section 5(m) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations. Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company;
     (bb) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Time of Sale Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of the Sarbanes-Oxley Act of 2002;
     (cc) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Company’s last completed fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established;
     (dd) Based on its most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;
     (ee) Since the date of the most recent evaluation of its internal control over financial reporting, there have been no significant changes in internal controls over financial reporting that are reasonably likely to materially affect the Company’s internal controls, over financial reporting; and

     (ff) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the listing requirements of The Nasdaq National Market System (“NASDAQ”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of NASDAQ. The audit committee has reviewed the adequacy of its charter within the past twelve months.
     (gg) Each of the Company and its subsidiaries (i) has made or filed all material foreign, federal, state, local and provincial income and all other tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, due (whether or not shown as due) and payable by it on such returns, reports, and declarations, except those being contested in good faith for which adequate reserves have been accrued on the Company’s latest balance sheet and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and which such taxes are not yet due and payable. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. There are no material liens with respect to any taxes upon any of the assets or properties of the Company or any of its subsidiaries other than for taxes that are not yet due and payable.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Firm Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to $150,000,000 aggregate principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. The Underwriters may exercise these rights in whole or from time to time in part by giving written notice of each election to exercise the foregoing option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 2 hereof solely for the purpose of covering over allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (each an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total principal amount of Firm Securities.
     The Company hereby agrees that, without the written consent of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.
     The foregoing paragraph shall not apply to (i) the Securities to be sold hereunder or the Underlying Securities, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and as described in the Prospectus (or filing a registration statement with the Commission related to the issuance or resale of such Common Stock), (iii) the issuance by the Company of any shares of Common Stock, options or other securities to or for the benefit of employees, consultants or directors of the Company on or after the date hereof pursuant to the Company’s employee stock ownership plan or equity incentive plans as described in the Time of Sale Prospectus or the Registration Statement and the issuance by the Company of shares of Common Stock upon the exercise of any such options or other securities (or filing a registration statement with the Commission related to the issuance or resale of such Common Stock) or (iv) any issuances in connection with bona fide acquisitions in an aggregate amount that does not exceed 7% of the Company’s capital stock on a fully diluted basis as of the date hereof.

     If:
     (1) during the last 17 days of the 90-day restricted period described in the third paragraph of this Section 2, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 90-day restricted period described in the third paragraph of this Section 2, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period; and in each case
     (3) at the end of the 90-day restricted period described in the third paragraph of this Section 2, (i) the Company’s shares are not “actively traded securities” as such term is defined in Regulation M under the Securities Act or (ii) the Underwriters are not able to publish or distribute research reports concerning the Company or its industry pursuant to Rule 139 of the Securities Act, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     3. Public Offering. The Company is advised by the Underwriters that they propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed as in your judgment is advisable. The Company is further advised by the Underwriters that the Securities are to be offered to the public upon the terms set forth in the Prospectus.
     4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal (same-day) funds to the account specified by the Company to Morgan Stanley & Co. Incorporated at least forty-eight hours in advance. The time and date of the delivery of the Securities and such payment shall be the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be agreed by you and the Company in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for the Firm Securities shall be made against delivery to Morgan Stanley & Co. Incorporated on the Closing Date for the respective accounts of the several Underwriters of the Firm Securities registered in such names and in such denominations as Morgan Stanley & Co. Incorporated shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Firm Securities to the Underwriters duly paid.
     Payment for any Additional Securities shall be made to the Company in Federal (same-day) funds to the account specified by the Company to Morgan Stanley & Co. Incorporated at least forty-eight hours in advance of the Option Closing Date. Such payment shall be against delivery of such Additional

Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 20, 2006, as shall be designated in writing by you.
     Payment for the Additional Securities shall be made against delivery to Morgan Stanley & Co. Incorporated on the Option Closing Date for the respective accounts of the several Underwriters of the Additional Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the relevant Option Closing Date, with any transfer taxes payable in connection with the transfer of the Additional Securities to the Underwriters duly paid set forth on Schedule I hereto.
     The Firm Securities and Additional Securities shall be in definitive form or global form, as specified by Morgan Stanley & Co. Incorporated, and in such denominations as Morgan Stanley & Co. Incorporated shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to Morgan Stanley & Co. Incorporated on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price therefor.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet substantially in the form of Schedule I hereto, and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
     (d) The Underwriters shall have received on the Closing Date an opinion of O’Melveny & Myers LLP, outside counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit I;
     (e) The Underwriters shall have received on the Closing Date an opinion of O’Melveny & Myers Gaikoku Kyodojigyo Horitsujimusho, special Japanese counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit II;
     (f) The Underwriters shall have received on the Closing Date an opinion of Parsons Hsue & de Runtz, outside patent counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit III;
     (g) The Underwriters shall have received on the Closing Date an opinion of Vierra Magen Marcus Harmon & DeNiro LLP, outside patent counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit IV;

     (h) The Underwriters shall have received on the Closing Date an opinion of Beyer Weaver & Thomas LLP, outside patent counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit V;
     (i) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, P.C., special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit VI;
     (j) The Underwriters shall have received on the Closing Date an opinion of McDermott Will & Emery, special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit VII;
     (k) The Underwriters shall have received on the Closing Date an opinion of A&L Goodbody, special Irish counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit VIII;
     (l) The Underwriters shall have received on the Closing Date an opinion of Anderson Levine & Lintel, special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit IX;
     (m) The Underwriters shall have received on the Closing Date an opinion of Brinks Hofer, special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit X;
     (n) The Underwriters shall have received on the Closing Date an opinion of Foley & Lardner, special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit XI;
     (o) The Underwriters shall have received on the Closing Date an opinion of Klein, O’Neill & Singh, special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit XII;
     (p) The Underwriters shall have received on the Closing Date an opinion of Zagorian O’Brian Graham, special intellectual property counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit XIII;
     (q) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (r) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (s) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and all of the executive officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (t) The Underwriters shall have received on the Closing Date such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Securities and other matters related to the issuance of the Securities.
     The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to delivery to you on the applicable Option Closing Date of each of the documents referred to above dated as of the Option Closing Date (except that insofar as any documents relate to Securities, they may be limited to covering only Additional Securities).
     6. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, in each case as it applies to the offering of the Securities and the Underlying Securities pursuant to this Agreement, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company, in each case as it applies to the offering of the Securities and the Underlying Securities pursuant to this Agreement, and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action relating to the offering of the Securities and the Underlying Securities pursuant to this Agreement that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities and the Underlying Securities on NASDAQ, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     (j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;
     (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, (iii) pursuant to employee stock option or stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (iv) pursuant to the convertible note hedge and warrant transactions as described in the Prospectus or (v) securities or warrants permitted with the prior written consent of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.
     (l) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or

NASDAQ on which any class of securities of the Company is listed (other than any such reports or financial statements that are filed with the Commission electronically via EDGAR or any successor system).
     (m) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Underwriters, substantially in the form at Schedule I hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
     (n) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds”.
     (o) To use its best efforts to maintain the listing of the Underlying Securities issuable upon conversion of the Securities on NASDAQ, the New York Stock Exchange or another U.S. national securities exchange or established automated over-the-counter trading market in the United States of America.
     (p) To reserve and keep available at all times, free of preemptive rights, shares of Underlying Securities for the purpose of enabling the Company to satisfy any obligation to issue shares of its Underlying Securities upon conversion of the Securities.
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any electronic roadshow or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The foregoing indemnity shall not apply to any issuer free writing prospectus used by the Underwriters in violation of Section 7 hereof.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters authorized to appoint counsel under this Section set forth in Schedule III hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than with respect to Section 8(a) in cases in which Section 8(b) is applicable), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the American Stock Exchange or NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Firm Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Firm Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Firm Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Firm Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel)

reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     (b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule III hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule III hereto.

Very truly yours, SANDISK CORPORATION
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President Administration and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several
Underwriters named in Schedule II hereto

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Mathew Hein
Name: Mathew Hein
Title: Executive Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)